UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends our Form 8-K filed on October 29, 2013.

On December 11, 2013, the Compensation Committee of the Board of Directors of CenterPoint Energy, Inc. (the “Company”), approved the following modifications to the compensation terms for Mr. Scott M. Prochazka effective as of January 1, 2014, the effective date of Mr. Prochazka’s appointment as President and Chief Executive Officer of the Company:

•	Mr. Prochazka’s annual base salary was increased to $900,000;

•	Mr. Prochazka’s incentive target under the Company’s short term incentive plan for 2014 was increased to 100% of base salary; and

•	Mr. Prochazka’s incentive target under the Company’s long term incentive plan for 2014 was increased to 300% of base salary.

On December 13, 2013, Mr. Prochazka also entered into a change in control agreement (the “Agreement”) with the Company which provides, in the case of a change in control of the Company and termination of his employment, for severance benefits of three times Mr. Prochazka’s annual base salary plus bonus, and other benefits. The Agreement is for a one-year term with automatic renewal unless action is taken by the Company’s Board of Directors prior to the renewal. The Agreement will be effective as of January 1, 2014. The Agreement does not provide for a tax gross-up payment to Mr. Prochazka if he is determined to owe any excise tax under Section 4999 of the Internal Revenue Code on “excess parachute payments.” The Agreement is otherwise substantially similar to the Company’s change in control agreements with its other executive officers. The foregoing description is qualified by reference to the terms of the Agreement, a copy of the form of which is provided as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Executive Officer Change in Control Agreement (incorporated herein by reference to CenterPoint Energy’s Form 10-K for the year ended December 31, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: December 17, 2013	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Form of Executive Officer Change in Control Agreement (incorporated herein by reference to CenterPoint Energy’s Form 10-K for the year ended December 31, 2008).